Exhibit 99.2
Filed by: MetLife, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under other applicable sections
of the Securities Exchange Act of 1934
Subject Company: MetLife, Inc.
Commission File No.: 333-152828
On September 17, 2008, MetLife, Inc. issued the following press release providing updated, final results of its exchange offer related to the split-off of Reinsurance Group of America, Incorporated.

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE PROVIDES UPDATED, FINAL RESULTS OF EXCHANGE OFFER
FOR SPLIT-OFF OF REINSURANCE GROUP OF AMERICA, INCORPORATED
Updated, Final Results Reflect Shares Held in
MetLife Policyholder Trust & MetLife Employee Benefit Plans
NEW YORK, September 17, 2008 — MetLife, Inc. (NYSE: MET) today provided updated, final results of its previously announced offer to its stockholders to exchange all or some of their shares of MetLife common stock for shares of class B common stock of Reinsurance Group of America, Incorporated (NYSE: RGA.B).
Under the terms of the exchange offer, MetLife accepted a total of 23,093,689 shares of MetLife common stock in exchange for 29,243,539 shares of RGA class B common stock. Because the exchange offer was oversubscribed, MetLife accepted only a portion of the number of shares of MetLife common stock that were validly tendered and delivered by MetLife stockholders, on a pro rata basis in proportion to the total number of shares tendered by such stockholder. Of the tendered MetLife common stock, 8.9% was accepted for exchange. In accordance with the terms of the exchange offer, however, stockholders who owned less than 100 shares of MetLife common stock, or an “odd-lot,” who validly tendered and delivered all of their shares of MetLife common stock were not subject to proration if they elected for such treatment in the exchange offer.
Included in the updated, final tally of shares are those shares of MetLife common stock that were represented by interests in the MetLife Policyholder Trust and those shares held in the MetLife employee benefit plans. Based on the final count by the exchange agent, BNY Mellon Shareowner Services, the updated, final results of the exchange offer were:

Total number of shares of MetLife common stock tendered	244,703,920
Shares tendered that were subject to proration	243,362,133
“Odd-lot” shares tendered that were not subject to proration as a result of election by odd-lot stockholders	1,341,787

Total number of shares of MetLife common stock accepted	23,093,689

Additional Information and Where to Find It
In connection with the exchange offer (which expired at 12:00 midnight (ET) at the end of September 11, 2008), RGA filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (No. 333-152828), as amended, that included an exchange offer prospectus dated August 11, 2008, and MetLife filed with the SEC a tender offer statement on Schedule TO, as amended, that included such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials contain important information about the exchange offer and related matters, and were mailed to MetLife’s stockholders. None of MetLife, RGA or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer made any recommendation as to whether you should participate in the exchange offer. You may obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Those documents may also be obtained from D.F. King & Co., Inc., which was retained by MetLife as the information agent for the exchange offer. To obtain copies of the exchange offer prospectus and related documents, or if you have questions about the terms of the exchange offer, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).
About MetLife
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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